SERVICING AGREEMENT


     This Agency Agreement, originally entered into January 1, 1998, by and between Calvert Shareholder Services, Inc., a Delaware corporation having its principal place of business in Bethesda, Maryland ("CSS"), and registered investment companies sponsored by Calvert Group, Ltd. and its subsidiaries and set forth on Schedule A ("Calvert Group Funds" or "Funds") and amended and restated __________________, 2000 to add Calvert Impact Fund, Inc. as a party. The Funds have entered into a transfer agency and service agreement with the State Street Bank and Trust of Boston, Massachusetts ("State Street") ("State Street Agreement").

     1. Appointments. The Funds hereby appoints CSS as servicing agent, agent and shareholder servicing agent for the Funds, and CSS hereby accepts such appointment and agrees to perform those duties in accordance with the terms and conditions set forth in this Agreement.

     2. Documentation. The Funds will furnish CSS with all documents, certificates, contracts, forms, and opinions which CSS, in its discretion, deems necessary or appropriate in connection with the proper performance of its duties under this Agreement.

     3. Services to be Performed. CSS will be responsible for telephone servicing functions, system interface with State Street and oversight of State Street's administering and performing their duties pursuant to the State Street Agreement. The details of the operating standards and procedures to be followed will be determined from time to time by agreement between CSS and the Funds.

     4. Recordkeeping and Other Information. CSS will, commencing on the effective date of this Agreement, to the extent necessary create and maintain all necessary shareholder accounting records in accordance with all applicable laws, rules and regulations, including but not limited to records required by
Section 31(a) of the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules thereunder, as amended from time to time. All such records will be the property of the Fund and will be available for inspection and use by such Fund.

     5. Audit, Inspection and Visitation. CSS will make available during regular business hours all records and other data created and maintained pursuant to this Agreement for reasonable audit and inspection by the SEC, a Fund or any person retained by a Fund.

     6. Compensation. The Funds will compensate CSS on a monthly basis for the services performed pursuant to this Agreement, at the rate of compensation set forth in Schedule A. Out of pocket expenses incurred by CSS and not included in Schedule A will be reimbursed to CSS by the Fund, as appropriate; such expenses may include, but are not limited to, special forms and postage for mailing the forms. These charges will be payable in full upon receipt of a billing invoice. In lieu of reimbursing CSS for these expenses, any Fund may, in its discretion, directly pay the expenses.

     7. Use of Names. No Fund will not use the name of CSS in any prospectus, sales literature or other material relating to the Fund in any manner without prior approval by CSS; provided, however, that CSS will approve all uses of its name that merely refer in accurate terms to its appointment under this Agreement or that are required by the SEC or a State Securities Commission; and, provided, further, that in no event will approval be unreasonably withheld.

     8. Security. CSS represents and warrants that, to the best of its knowledge, the various procedures and systems that CSS proposes to implement with regard to safeguarding from loss or damage attributable to fire, theft or any other cause (including provision for twenty-four hour a day restricted access) the Fund's, records and other data and CSS's records, data, equipment, facilities and other property used in the performance of its obligations under this Agreement are adequate and that it will implement them in the manner proposed and make such changes from time to time as in its judgment are required for the secure performance of obligations under this Agreement.

     9. Limitation of Liability. Each Fund will indemnify and hold CSS harmless against any losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit brought by any person (including a shareholder naming such Fund as a party) other than such Fund not resulting from CSS's bad faith, willful misfeasance, reckless disregard of its obligations and duties, or negligence arising out of, or in connection with, CSS's performance of its obligations under this Agreement.

     To the extent CSS has not acted with bad faith, willful misfeasance, reckless disregard of its obligations and duties, or gross negligence, each Fund will also indemnify and hold CSS harmless against any losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit resulting from the negligence of such Fund, or CSS's acting upon any instructions reasonably believed by it to have been executed or communicated by any person duly authorized by such Fund, or as a result of CSS's acting in reliance upon advice reasonably believed by CSS to have been given by counsel for the Fund, or as a result of CSS's acting in reliance upon any instrument reasonably believed by it to have been genuine and signed, countersigned or executed by the proper person.

     CSS's liability for any and all claims of any kind, including negligence, for any loss or damage arising out of, connected with, or resulting from this Agreement, or from the performance or breach thereof, or from the design, development, lease, repair, maintenance, operation or use of data processing systems and the maintenance of a Funds' shareholder account records as provided for by this Agreement will in the aggregate not exceed the total of CSS's compensation hereunder for the six months immediately preceding the discovery of the circumstances giving rise to such liability.

     In no event will CSS be liable for indirect, special, or consequential damages (even if CSS has been advised of the possibility of such damages) arising from the obligations assumed hereunder and the services provided for by this Agreement, including but not limited to lost profits, loss of use of the shareholder accounting system, cost of capital, cost of substitute facilities, programs or services, downtime costs, or claims of shareholders for such damage.

     10. Limitation of Liability of the Fund. CSS acknowledges that it accepts the limitations upon the liability of the Funds. CSS agrees that each Fund's obligations under this Agreement in any case will be limited to such Fund and to its assets and that CSS will not seek satisfaction of any obligation from the shareholders of the Fund nor from any director, trustee, officer, employee or agent of such Fund.

     11. Force Majeure. CSS will not be liable for delays or errors occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riot, or failure of communication or power supply. In the event of equipment breakdowns beyond its control, CSS will take reasonable steps to minimize service interruptions but will have no liability with respect thereto.

     12. Amendments. CSS and each Fund will regularly consult with each other regarding CSS's performance of its obligations under this Agreement. Any change in a Fund's registration statements under the Securities Act of 1933, as amended, or the 1940 Act or in the forms relating to any plan, program or service offered by the current prospectus which would require a change in CSS's obligations under this Agreement will be subject to CSS's approval, which will not be unreasonably withheld. Neither this Agreement nor any of its provisions may be changed, waived, discharged, or terminated orally, but only by written instrument which will make specific reference to this Agreement and which will be signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     13. Termination. This Agreement will continue in effect until January 1, 2002, and thereafter as the parties may mutually agree; provided, however, that this Agreement may be terminated at any time by either party upon at least sixty days' prior written notice to the other party; and provided further that this Agreement may be terminated immediately at any time for cause either by any Fund or CSS in the event that such cause remains unremedied for no less than ninety days after receipt of written specification of such cause. Any such termination will not affect the rights and obligations of the parties under Paragraphs 9 and 10 hereof. In the event that a Fund designates a successor to any of CSS's obligations hereunder, CSS will, at the expense and direction of such Fund, transfer to such successor all relevant books, records and other data of such Fund established or maintained by CSS under this Agreement.

     15. Miscellaneous. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes of this Agreement. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of Maryland. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.


          CALVERT  GROUP  FUNDS


          By:

          CALVERT  SHAREHOLDER  SERVICES,  INC.


          By:

                               SERVICING AGREEMENT

                                   SCHEDULE A


     For its services under this Servicing Agreement, Calvert Shareholder Services, Inc., is entitled to receive from the Calvert Funds (Except Acacia Capital Corporation) fees as set forth below:


Fund and Portfolio                     Annual Account Fee*foot1 Account fees are
charged  monthly  based  on  the  highest  number  of  non-zero balance accounts
outstanding  during  the  month.     Transaction  Fee

     First  Variable  Rate  Fund

First  Variable  Rate  Fund  (d/b/a          $11.59          $.84
Calvert  First  Government
Money  Market)

     Calvert  Tax-Free  Reserves

Money  Market                     13.35                    .97
Limited-Term                           3.67                    .42
Long-Term                                2.67                    .31
California  Money  Market                 12.74               .93
Vermont  Municipal                      3.40                    .39

     CALVERT  MUNICIPAL  FUND,  INC

California  Intermediate                 3.48               .40
National  Intermediate                      3.31               .38
Maryland  Intermediate                 4.64               .53
Virginia  Intermediate                      3.35               .38


     calvert  cash  reserves

Institutional  Prime  Fund                11.83               .86

     THE  CALVERT  FUND

Income                              4.22               .48
New  Vision  Small  Cap               5.90               .67


     CALVERT  SOCIAL  INVESTMENT  FUND

Money  Market                    11.92               .87
Bond                                     4.85               .55
Balanced                           4.63               .53
Equity                                     5.24               .60
Managed  Index                      5.24     .65
Technology                           6.00          .65

     CALVERT  WORLD  VALUES  FUND,  INC.

International  Equity                    5.36               .61
Capital  Accumulation                    6.26               .72


     CALVERT  NEW  WORLD  FUND

New  Africa  Fund                     3.91               .45

     CALVERT  SOCIAL  INDEX  SERIES,  INC.

Calvert  Social  Index  Fund                6.00               .65

     CALVERT  IMPACT  FUND,  INC.

Calvert  Large  Cap  Growth  Fund           6.00               .65

Acacia  Capital  Corporation  fee  is  as  follow:

     .03% (three basis points) on the first $500 million of average net assets and .02% (two basis points) over $500 million of average net assets, minus the fees paid by Acacia Capital Corporation to State Street Bank and Trust pursuant to the State Street Agreement (except for out of pocket expenses).



Restated  September  2000

               SUB-TRANSFER  AGENCY  AND  SERVICE  AGREEMENT
                                between
                   CALVERT  SHAREHOLDER  SERVICES,  INC.
                                  and
                  STATE  STREET  BANK  AND  TRUST  COMPANY





                          TABLE  OF  CONTENTS

 1.   Duties  of  the  Bank                                    1
 2.   Fees  and  Expenses                                     3
 3.   Wire  Transfer  Operating  Guidelines                    4
 4.   Data  Access  and  Proprietary  Information               5
 5.   Indemnification                                       6
 6.   Standard  of  Care                                      8
 7.   Covenants  of  the  Transfer  Agent  and  the  Bank          8
 8.   Representations  and  Warranties  of  the  Bank            9
 9.   Representations  and  Warranties  of  the  Transfer  Agent  9
 10.  Termination  of  Agreement                              10
 11.  Assignment                                            10
 12.  Amendment                                             10
 13.  Massachusetts  Law  to  Apply                            10
 14.  Force  Majeure                                         11
 15.  Consequential  Damages                                 11
 16.  Limitation  of  Shareholder  Liability                   11
 17.  Merger  of  Agreement                                   11
 18.  Survival                                              11
 19.  Severability                                          11
 20.  Counterparts                                          12





               SUB-TRANSFER  AGENCY  AND  SERVICE  AGREEMENT

         AGREEMENT made as of the 15th day of August, 1996, by and between, Calvert Shareholder Services, Inc. a corporation, having its principal office and place of business at 4550 Montgomery Ave. Suite 1000N, Bethesda, Maryland, 20814 (the "Transfer Agent"), and STATE
STREET BANK AND TRUST COMPANY, a Massachusetts trust company having its principal office and place of business at 225 Franklin Street, Boston, Massachusetts 02110 (the "Bank");

         WHEREAS, the Transfer Agent has been appointed by each of the investment companies (including each series thereof) listed on Schedule A (the "Fund(s)"), each an open-end management investment company registered under the Investment Company Act of 1940, as amended, as transfer agent, dividend disbursing agent and shareholder servicing agent in connection with certain activities, and the Transfer Agent has accepted each such appointment;

         WHEREAS,  the  Transfer  Agent  has  entered  into  a  Transfer  Agency and Service Agreement with each of the Funds (including each series thereof) listed on Schedule A pursuant to which the Transfer Agent is
responsible  for  certain   transfer  agency  and  dividend   disbursing
functions  for  each  Fund's  authorized  and  issued  shares  of  common  stock or  shares  of  beneficial  interest  as  the  case  may  be ("Shares") and each
Fund's   shareholders   ("Shareholders")   and  the  Transfer  Agent  is
authorized to subcontract for the performance of its obligations and duties thereunder in whole or in part with the Bank;

         WHEREAS, the Transfer Agent desires to appoint the Bank as its sub-transfer agent, and the Bank desires to accept such appointment;

         NOW, THEREFORE, in consideration of the mutual covenant herein contained, the parties hereto agree as follows:

1.       Duties  of  the  Bank

1.1      Subject  to  the  terms  and   conditions  set  forth  in  this
Agreement, the Bank shall act as the Transfer Agent's sub-transfer agent for Shares in connection with any accumulation plan, open account, dividend reinvestment plan, retirement plan or similar plan provided to Shareholders and set out in each Fund's currently effective prospectus and statement of additional information ("Prospectus"), including without limitation any periodic investment plan or periodic withdrawal program. As used herein the term '"Shares" means the authorized and issued shares of common stock, or shares of beneficial interest, as the case may be, for each Fund listed in Schedule A. In accordance with procedures established from time to time by agreement between the Transfer Agent and the Bank, the Bank shall provide the services listed in this Section 1.

         (a)      The  Bank  shall:

                  (i)      receive  for   acceptance,   orders  for  the
                  purchase of Shares, and promptly deliver payment and appropriate documentation thereof to the Custodian of each Fund authorized pursuant to the Articles of
                  Incorporation   or  organization  of  each  Fund  (the
                  "Custodian");

                  (ii)     pursuant  to  purchase   orders,   issue  the
                  appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

                  (iii) receive for acceptance redemption requests and redemption directions and deliver the appropriate documentation thereof to the Custodian;

                  (iv)     in  respect  to  the  transactions  in  items  (i),
                  (ii)  and  (iii)   above,   the  Bank  shall   execute
                  transactions directly with broker-dealers authorized by each Fund;

                  (v) at the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

                  (vi)     effect  transfers  of  Shares  by  the  registered
                  owners    thereof   upon   receipt   of    appropriate
                  instructions;

                  (vii) prepare and transmit payments for dividends and distributions declared by each Fund;

                  (viii)   issue  replacement   certificates  for  those
                  certificates alleged to have been lost, stolen or destroyed upon receipt by the Bank of indemnification satisfactory to the Bank and protecting the Bank and each Fund, and the Bank at its option, may issue replacement certificates in place of mutilated stock certificates upon presentation thereof and without such indemnity;

                  (ix) maintain records of account for and advise the Transfer Agent and its Shareholders as to the foregoing; and

                  (x) Record the issuance of Shares of each Fund and maintain pursuant to Rule 17Ad-10(e) of the Securities Exchange Act of 1934 as amended (the "Exchange Act of 1934") a record of the total number of Shares of each Fund which are authorized, based upon data provided to it by each Fund or the Transfer
                  Agent, and issued and outstanding. The Bank shall also provide each Fund on a regular basis with the total number of Shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of each Fund or the Transfer Agent.

1.2      (a)      For  reports,  the  Bank  shall:

                  (i) maintain all Shareholder accounts, prepare meeting, proxy, and mailing lists, withhold taxes on US resident and non-resident alien accounts, prepare and file US Treasury Department reports required with respect to interest, dividends and distributions by federal authorities for all Shareholders, prepare
                  confirmation   forms  and  statements  of  account  to
                  Shareholders  for  all  purchases  and  redemptions  of
                  Shares   and   other   confirmable   transactions   in
                  Shareholder  account  information.

         (b) For blue sky reporting the Bank shall provide a system that will enable each Fund or the Transfer Agent to monitor the total number of Shares sold in each State, and each Fund or the Transfer Agent shall:

                  (i)      identify   to  the  Bank  in  writing   those
                  transactions and assets to be treated as exempt from blue sky reporting for each State; and

                  (ii) verify the establishment of transactions for each State on the System prior to the activity for each State, the responsibility of the Bank for each Fund's blue sky state registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Fund or the Transfer Agent and the reporting of such transactions to the Fund as provided above.

1.3 Per the attached service responsibility schedule procedures as to who shall provide certain of these services in Section 1 may be established from time to time by agreement between the Transfer Agent and the Bank. The Bank may at times perform only a portion of these services and the Transfer Agent may perform these services on each Fund's behalf.

1.4 The Bank shall provide additional services on behalf of the Transfer Agent (i.e., escheat services) that may be agreed upon in writing between the Bank and the Transfer Agent.

2.       Fees  and  Expenses

2.1 For the performance by the Bank pursuant to this Agreement, the Transfer Agent agrees to pay the Bank an annual maintenance fee for each Shareholder account as set out in the initial fee schedule attached hereto. Such fees and out-of-pocket expenses and advances identified under Section 2.2 below may be changed from time to time subject to mutual written agreement between the Transfer Agent and the Bank.

2.2 In addition to the fee paid under Section 2.1 above, the Transfer Agent agrees to reimburse the Bank for out-of-pocket expenses, including, but not limited to confirmation production, postage, forms, telephone, microfilm, microfiche, tabulating proxies, records storage, or advances incurred by the Bank for the items set out in the fee schedule attached hereto. In addition, any other expenses incurred by the Bank at the request or with the consent of the Transfer Agent, will be reimbursed by the Transfer Agent.

2.3 The Transfer Agent agrees to pay all fees and reimbursable expenses within fifteen days following the receipt of the respective billing notice. Postage for mailing of dividends, proxies, Fund reports and other mailings to all shareholder accounts shall be advanced to the Bank by the Transfer Agent at least seven (7) days prior to the mailing date of such materials.

3.       Wire  Transfer  Operating  Guidelines/Articles  4A  of  the  Uniform
Commercial  Code

3.1 The Bank is authorized to promptly debit the appropriate Transfer Agent account(s) upon the receipt of a payment order in
compliance   with  the  selected   security   procedure  (the  "Security
Procedure") chosen for funds transfer and in the amount of money that the Bank has been instructed to transfer. The Bank shall execute payment orders in compliance with the Security Procedure and with the Transfer Agent's instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. All payment orders and communications received after this time frame will be deemed to have been received the next business day.

3.2 The Transfer Agent acknowledges that the Security Procedure it has designated on the Transfer Agent Selection Form was selected by the
Transfer  Agent  from  security  procedures  offered  by  the  Bank.  The
Transfer  Agent  shall  restrict  access  to  confidential   information
relating  to  the   Security   Procedure   to   authorized   persons  as
communicated to the Bank in writing. The Transfer Agent must notify the Bank immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Transfer Agent's authorized personnel. The Bank shall verify the
authenticity  of  all  such  instructions   according  to  the  Security
Procedure.

3.3 The Bank shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern.

3.4 When a Transfer Agent initiates or receives Automated Clearing House ("ACH") credit and debit entries pursuant to these guidelines and the  rules  of  the  National  Automated  Clearing  House  Association  and  the
New  England  Clearing  House  Association,  the  Bank  will  act  as  an
Originating    Depository   Financial   Institution   and/or   receiving
Depository Financial Institution, as the case may be, with respect to such entries. Credits given by the Bank with respect to an ACH credit entry are provisional until the Bank receives final settlement for such entry from the Federal Reserve Bank. If the Bank does not receive such final settlement, the Transfer Agent agrees that the Bank shall receive a refund of the amount credited to the Transfer Agent in connection with such entry, and the party making payment to the Transfer Agent via such entry shall not be deemed to have paid the amount of the entry.

3.5 The Bank reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of the Bank's receipt of such payment order, or (b) if the Bank, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

3.6 The Bank shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received if requests are received in a timely manner affording the Bank reasonable opportunity to act. However, the Bank assumes no liability if the request for amendment or cancellation cannot be satisfied.

3.7 The Bank shall assume no responsibility for failure to detect any erroneous payment order provided that the Bank complies with the payment order instructions as received and the Bank complies with the Security Procedure. The Security Procedure is established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

3.8 The Bank shall assume no responsibility for lost interest with respect to the retransfer Agentable amount of any unauthorized payment order unless the Bank is notified of the unauthorized payment order within thirty (30) days of notification by the Bank of the acceptance of such payment order. In no event (including failure to execute a payment order) shall the Bank be liable for special, indirect or consequential damages, even if advised of the possibility of such damages.

3.9 Confirmation of Bank's execution of payment orders shall ordinarily be provided within 24 hours notice of which may be delivered through the Bank's proprietary information systems, or by facsimile or call-back. Client must report any objections to the execution of an order within 30 days.

4.       Data  Access  and  Proprietary  Information

The Transfer Agent acknowledges that the data bases, computer programs, screen formats, report formats, interactive design techniques, and other  information  furnished  to  the  Transfer  Agent  by  the  Bank  are provided solely in connection with the services rendered under this Agreement and constitute copyrighted trade secrets or proprietary information of substantial value to the Bank. Such databases, programs, formats, designs, techniques and other information are collectively referred to below as "Proprietary Information". The Transfer Agent agrees  that  it  shall  treat  all  Proprietary  Information  as  proprietary
to  the  Bank  and  further   agrees  that  it  shall  not  divulge  any
Proprietary   Information  to  any  person  or  organization  except  as expressly permitted hereunder. The Transfer Agent agrees for itself and its employees and Agents:

         (a) to use such programs and databases (i) solely on the Transfer Agent's computers, or (ii) solely from equipment at the locations agreed to between the Transfer Agent and the Bank and (iii) in accordance with the Bank's applicable user documentation;

         (b) to refrain from copying or duplicating in any way (other than in the normal course of performing processing on the Transfer Agent's computers) any part of any Proprietary Information;

         (c) to refrain from obtaining unauthorized access to any programs, data or other information not owned by the Transfer Agent, and if such access is accidentally obtained, to respect and safeguard the same Proprietary Information;

         (d)      to  refrain  from  causing  or  allowing   proprietary
         information   transmitted  from  the  Bank's  computer  to  the
         Transfer  Agent's  terminal  to  be  retransmitted  to  any  other
         computer   terminal  or  other   device   except  as  expressly
         permitted by the Bank, such permission not to be unreasonably withheld;

         (e)      that  the  Transfer  Agent  shall  have  access  only  to
         those   authorized   transactions  as  agreed  to  between  the
         Transfer  Agent  and  the  Bank;  and

         (f) to honor reasonable written requests made by the Bank to protect at the Bank's expense the rights of the Bank in Proprietary Information at common law and under applicable statutes.

Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Section 4.

5.       Indemnification

5.1 Except as provided in Section 6, herein, the Bank shall not be responsible for, and the Transfer Agent shall indemnify and hold the Bank harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

         (a)      all   actions   of   the   Bank   or  its   agent   or
         subcontractors   required   to  be  taken   pursuant   to  this
         Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct;

         (b) the Transfer Agent's lack of good faith, negligence or willful misconduct;

         (c) the reliance on or use by the Bank or its agents or subcontractors of information, records, documents or services
         which   (i)  are   given   to  the  Bank  or  its   agents   or
         subcontractors, and (ii) have been prepared, maintained or performed by the Transfer Agent or any other person or firm on behalf of the Transfer Agent including but not limited to any previous transfer agent or registrar excluding the Bank;

         (d) the reliance on, or the carrying out by the Bank or its agents or subcontractors of any instructions or requests of the Transfer Agent; and

         (e) the offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

5.2 At any time the Bank may apply to any officer of the Transfer Agent for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement, and the Bank and its Agents or subcontractors shall not be liable and shall be indemnified by the Transfer Agent for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel.

The  Bank,  its  agents  and  subcontractors   shall  be  protected  and
indemnified  in  acting  upon  any  paper  or  document  furnished  by  or  on behalf of the Transfer Agent, reasonably believed by the Batik as being in good order and to have been signed by the proper person or persons, or  upon  any  instruction,  information,  data,  records  or  documents provided  the  Bank  or  its  Agents  or  subcontractors  by  machine  readable input, telex, CRT data entry or other similar means authorized by the Transfer Agent, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Transfer Agent. The Bank, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which
are  reasonably   believed  to  bear  the  proper  manual  or  facsimile
signatures of the officers of the Transfer Agent, and the proper countersignature of the Transfer Agent or any former transfer agent or former registrar, or of a co-transfer agent or co-registrar.

5.3      In  order  that  the  indemnification  provisions  contained  in  this
Section 5 shall apply, upon the assertion of a claim for which the Transfer Agent may be required to indemnify the Bank, the Bank shall promptly notify the Transfer Agent of such assertion, and shall keep the Transfer Agent advised with respect to all developments concerning such claim. The Transfer Agent shall have the option to participate with the Bank in the defense of such claim or to defend against said claim in its own name or in the name of the Bank. The Bank shall in no case confess any claim or make any compromise in any case in which the Transfer Agent may be required to indemnify the Bank except with the Transfer Agent's prior written consent.

6.       Standard  of  Care

6.1 The Bank shall at all times act in good faith and agrees to use its best efforts within reasonable limits to insure the accuracy of
all   services   performed   under  this   Agreement,   but  assumes  no
responsibility and shall not be liable for loss or damage due to errors unless said errors are caused by its negligence, bad faith, or willful misconduct or that of its employees.

6.2 The Bank shall work with the Transfer Agent to ensure that a Fund is made whole by the responsible party for any material losses or
damages   resulting   from   errors,    material   unreconciled   items,
carelessness, negligence, bad faith, or willful misconduct by the Bank or its agents or subcontractors, or that of their employees. Neither the Bank, its agents or subcontractors, nor the Transfer Agent may waive full liability for losses or damages based on the above.

6.3 Errors identified as caused by the sub-transfer agent will not be charged to the Funds in the monthly billing.

7.       Covenants  of  the  Transfer  Agent  and  the  Bank

7.1      The  Bank  hereby  agrees  to  establish  and  maintain  facilities
and  procedures   reasonably   acceptable  to  the  Transfer  Agent  for
safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

7.2 The Bank shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the Rules thereunder, the Bank agrees that all such records prepared or maintained by the Bank relating to the services to be performed by the Bank hereunder are the property of the Transfer Agent and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Transfer Agent on and in accordance with its request.

7.3 The Bank and the Transfer Agent agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

7.4 In case of any requests or demands for the inspection of the Shareholder records of the Transfer Agent, the Bank will endeavor to notify the Transfer Agent and to secure instructions from an authorized officer of the Transfer Agent as to such inspection. The Bank reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

8.       Representations  and  Warranties  of  the  Bank

The  Bank  represents  and  warrants  to  the  Transfer  Agent  that:

         (a) it is a trust company duly organized and existing and in good standing under the laws of The Commonwealth of Massachusetts;

         (b) it is duly qualified to carry on its business in The Commonwealth of Massachusetts;

         (c) it is empowered under applicable laws and by its Charter and By-Laws to enter into and perform this Agreement;

         (d) all requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

         (e) it has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

         (f) it is registered as a transfer agent undo Section 17A(c)(2) of the Exchange Act.

9.       Representations  and  Warranties  of  the  Transfer  Agent

The  Transfer  Agent  represents  and  warrants  to  the  Bank  that:

         (a) it is a corporation duly organized and existing and in good standing under the laws of the State of Delaware;

         (b) it is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement;

         (c) all corporate proceedings required by said Articles of Incorporation and By-Laws have been taken to authorize it to enter into and perform this Agreement.

         (d) it is registered as a transfer agent under Section 17A(c)(2) of the Exchange Act.

10.      Termination  of  Agreement

10.1 This Agreement shall continue for a period of five years (the "Initial Term") and be renewed or terminated as stated below.

10.2 This Agreement shall terminate upon the termination of the Transfer Agency Agreement between the Funds and the Transfer Agent.

10.3     This  Agreement  may  be  terminated  or  renewed  after  the  Initial
Term  by  either  party  upon  ninety  (90)  days  written  notice to the other.

10.4 Should the Transfer Agent exercise its right to terminate, all reasonable out-of-pocket expenses associated with the movement of records and material will be borne by the Transfer Agent. Additionally, the Bank reserves the right to charge for any other reasonable expenses associated with such termination and/or a charge equivalent to the average of three (3) months' fees.

11.      Assignment

11.1     Except  as  provided  in  Section  11.3  below,   neither  this
Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

11.2 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

11.3 The Bank will, without further consent on the part of the Transfer Agent, subcontract for the performance hereof with National Financial Data Services, Inc., a subsidiary of BFDS duly registered as a transfer agent pursuant to Section 17A(c)(2) provided, however, that the Bank shall be as fully responsible to the Transfer Agent for the acts and omissions of any subcontractor as it is for its own acts and omissions.

12.      Amendment

This Agreement may be amended or modified by a written agreement executed by both parties.

13.      Massachusetts  Law  to  Apply

This   Agreement   shall  be  construed  and  the   provisions   thereof
interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

14.      Force  Majeure

In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

15.      Consequential  Damages

Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder.

16.      Limitations  of  Shareholder  Liability

Each party hereby expressly acknowledges that recourse against the Funds shall be subject to those limitations provided by governing law and the Declaration of Trust or Articles of Incorporation of the Funds, as applicable, and agrees that obligations assumed by the Funds pursuant to the Transfer Agency Agreement shall be limited in all cases to the Funds and their respective assets. Each party shall not seek satisfaction from the Shareholders or any individual Shareholder of the Funds, nor shall any party seek satisfaction of any obligations from the Directors\Trustees or any individual Director\Trustee of the Funds.

17.      Merger  of  Agreement

This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

18.      Survival

All provisions regarding indemnification, warranty, liability, and limits thereon, and confidentiality and/or protection of proprietary
rights  and  trade  secrets  shall  survive  the   termination  of  this
Agreement.

19.      Severability

If any provision or provisions of this Agreement shall be held invalid, unlawful, or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

20.      Counterparts

This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day first written above.

CALVERT  SHAREHOLDER  SERVICES,  INC.

BY:  /s/  Karen  Becker
TITLE:  Vice  President
ATTEST:  Katherine  Stoner

STATE  STREET  BANK  AND  TRUST  COMPANY

BY:  /s/  Ronald  E.  Logue
TITLE:  Executive  Vice  President
ATTEST:  Francine  Hayes







        AMENDMENT  TO  SUB-TRANSFER  AGENCY  AND  SERVICE  AGREEMENT
                                between
                   CALVERT  SHAREHOLDER  SERVICES,  INC.
                                  and
                  STATE  STREET  BANK  AND  TRUST  COMPANY


General  Background:

Calvert Shareholder Services, Inc. ("CSSI"), and State Street Bank and Trust Company ("State Street") entered into a sub-transfer agency and service agreement ("Agreement") dated August 15, 1996.

For accounting reasons, CSSI desires to amend the Agreement by assigning the contract for the transfer agent functions (except for shareholder servicing) to each Calvert Group Fund. CSSI will continue to be responsible for the shareholder servicing and for any responsibilities currently shown as Transfer Agent responsibilities in Fund Service Responsibilities attachment to the Agreement.

The Agreement must be assigned to the Calvert Group Funds for accounting purposes.

CSSI  and  State  Street  must  each  consent  to  this  assignment.

Changes  caused  by  this  assignment:

The current subtransfer agent, National Financial Data Services, Inc. ("NFDS"), will bill each Calvert Group Fund, rather than CSSI, and each Calvert Group Fund shall pay State Street or its billing agent, NFDS, all fees and expenses incurred under the Agreement on behalf of each respective Calvert Group Fund.

NFDS will be shown in each Calvert Group Fund prospectus and statement of additional information as the Transfer Agent, while CSSI will be shown as the shareholder servicing agent.

State Street (NFDS) will continue to perform those functions shown in the Agreement as Bank responsibilities.

CSSI will continue to perform the Transfer Agent responsibilities, as shown in the Fund Service Responsibilities attachment to the Agreement.

The  Assignment:

This Amendment, dated as of the first day of January, 1998, by and among CSSI and State Street:

Now, Therefore, CSSI and State Street each hereby agree that the Agreement will be between each Calvert Group Fund and State Street, and each hereby agrees that the Agreement is so assigned.

In Witness Whereof, CSSI and State Street have caused this Amendment to be executed by their duly authorized officers, effective as of January 1, 1998.


Calvert  Shareholder  Services,  Inc.              State
Street  Bank  and  Trust  Company

By:  /s/                                         By:  /s/
Name:  Karen  Becker                              Name:  Ronald  E.  Logue
Title:  Vice President, Operations               Title: Executive Vice President
Date:  February  18,  1998                         Date:  February  20,  1998


Acacia  Capital  Corporation
First  Variable  Rate  Fund
Calvert  Tax-Free  Reserves
Calvert  Social  Investment  Fund
Calvert  Cash  Reserves
The  Calvert  Fund                     By:  /s/
Calvert  Municipal  Fund,  Inc.         Name:  William  M.  Tartikoff
Calvert  World Values Fund, Inc.      Title: Senior Vice President and Secretary
Calvert  New  World  Fund,  Inc.         Date:  February  18,  1998